EXHIBIT 24
POWER OF ATTORNEY
     WHEREAS, HealthMarkets, Inc., a Delaware corporation (herein referred to as the “Company”), intends to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1934, an Annual Report on Form 10-K for the fiscal year ended December 31, 2008; and
     WHEREAS, each of the undersigned holds the office or offices in the Company herein below set opposite his or her name, respectively;
     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Phillip J. Hildebrand and Steven P. Erwin and each of them individually, his attorney with full power to act for him and in his name, place and stead, to sign his name in the capacity or capacities set forth below to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 18th day of March, 2009.

Phillip J. Hildebrand, Director President and Chief Executive Officer	/s/ Phillip J. Hildebrand

Steven P. Erwin, Executive Vice President and Chief Financial Officer	/s/ Steven P. Erwin

Connie Palacios, Deputy Controller and Acting Principal Accounting Officer	/s/ Connie Palacios

Chinh E. Chu, Director and Chairman	/s/ Chinh E. Chu

Jason K. Giordano, Director	/s/ Jason K. Giordano

Adrian M. Jones, Director	/s Adrian M. Jones

Mural R. Josephson, Director	/s/ Mural R. Josephson

David K. McVeigh, Director	/s/ David K. McVeigh

Sumit Rajpal, Director	/s/ Sumit Rajpal

Kamil M. Salame, Director	/s/ Kamil M. Salame

Steven J. Shulman, Director	/s/ Steven J. Shulman